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                                  EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference of our report dated February 22, 1996, included in CBT Corporation's annual report to shareholders in this Form 10-K as of December 31, 1995 into CBT Corporation's previously filed registration statements No. 33-28512 (1986 Stock Option Plan), No. 33-34459 (Retirement, Savings and Profit Sharing Plan), No. 33-68334 (Dividend Reinvestment and Stock Purchase
Plan), No. 33-57647 (1993 Incentive Stock Option Plan) and No. 33-56305 (Retirement, Savings and Profit Sharing Plan).

                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 27, 1996